Exhibit 99.1

HEARTWARE RECEIVES THIRD PATIENT ALLOTMENT FROM FDA
– AUTHORIZING 94 ADDITIONAL PATIENTS –
UNDER CONTINUED ACCESS PROTOCOL FOR
PIVOTAL U.S. BRIDGE-TO-TRANSPLANT CLINICAL TRIAL

Framingham, MA and Sydney, Australia, January 24, 2011 – HeartWare International, Inc. (Nasdaq: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that the U.S. Food and Drug Administration (FDA) has approved an IDE (Investigational Device Exemption) Supplement that allows HeartWare to enroll a third allotment, of 94 additional patients, in its “ADVANCE” bridge-to-transplant clinical trial under a Continued Access Protocol (CAP). The FDA granted two prior allotments of 54 patients each in April and September 2010, and the final patient from the second cohort was implanted earlier this month.

HeartWare’s ADVANCE clinical trial is an FDA approved IDE study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with end-stage heart failure. Under the ADVANCE study, 140 patients at 30 U.S. clinical sites received HeartWare HVAD® pumps, making it the largest bridge-to-transplant pivotal trial to date. HeartWare submitted to the FDA a Pre-Market Approval (PMA) application seeking approval of the HeartWare System for the bridge-to-transplant indication in December 2010.

Patient enrollment under the third CAP can now commence at the 30 centers participating in the ADVANCE clinical trial, subject to Institutional Review Board approvals at these sites.

About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant under a continued access protocol and destination therapy. For additional information, please visit www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.

- more -

Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of, and presentation of data related to, clinical trials, expected timing of FDA regulatory filings, FDA acceptance of our filings and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not accept our PMA application or approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A ”Risk Factors” in our Quarterly Reports on Form 10-Q, or other current reports, as filed with the Securities and Exchange Commission.

For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864

# # # #

2